Exhibit 3.93

CERTIFICATE OF FORMATION

OF

SUNGARD INVESTMENT VENTURES LLC

This Certificate of Formation of SunGard Investment Ventures LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Investment Ventures LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 5, 2005.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 5th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

SunGard Investment Ventures LLC Certificate of Formation

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of August 9, 2005, between SunGard Investment Ventures, Inc., a Delaware corporation (“SIVI”), and SunGard Investment Ventures LLC, a Delaware limited liability company (“SIV LLC”), in accordance with Title 8, Section 264 of the General Corporation Law of the State of Delaware and Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware.

WITNESSETH:

WHEREAS, the Board of Directors of SIVI desires to merge SIVI with and into SIV LLC pursuant to the terms and conditions of this Agreement (the “Merger”);

WHEREAS, the Board of Managers of SIV LLC desires to merge SIVI with and into SIV LLC pursuant to the terms and conditions of this Agreement;

WHEREAS, the Board of Directors of SIVI has adopted a resolution by unanimous written consent dated August 9, 2005 approving this Agreement and declaring its advisability, and submitting it to SunGard Data Systems Inc., a Delaware corporation (“SDS”), the sole stockholder of SIVI;

WHEREAS, the Board of Managers of SIV LLC has adopted a resolution by unanimous written consent dated August 9, 2005 approving the form, terms and provisions of and the transactions contemplated by this Agreement and submitting it SDS, the sole member of SIV LLC;

WHEREAS, SDS, the sole stockholder of SIVI, has adopted a resolution adopting this Agreement; and

WHEREAS, SDS, the sole member of SIV LLC, has adopted a resolution approving the form, terms and provisions of and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SIVI and SIV LLC hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

(a) “DGCL” means the General Corporation Law of the State of Delaware, as amended.

(b) “DLLCA” means the Limited Liability Company Act of the State of Delaware, as amended.

(c) “SIVI Stock” means the 1,000 shares of issued and outstanding common stock, par value $1.00 per share, of SIVI.

(d) “SIV LLC Membership Interest” means the entire membership interest in SIV LLC, consisting of 1,000 units held by SDS.

ARTICLE II.

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time (as defined in this Section 2.01) of the Merger, SIVI shall be merged with and into SIV LLC in accordance with Title 8, Section 264 of the DGCL and Title 6, Section 18-209 of the DLLCA, whereupon the separate existence of SIVI shall cease and SIV LLC shall be the surviving entity (the “Surviving Entity”).

(b) The name of the Surviving Entity shall be “SunGard Investment Ventures LLC”.

(c) Promptly after the execution hereof, SIV LLC will file a certificate of merger with the Secretary of State of the State of Delaware. The certificate of merger shall provide that the Merger shall be effective as of 5:00 p.m. EDT on August 9, 2005 (the “Effective Time”).

(d) From and after the Effective Time, the Surviving Entity shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and duties of SIVI and SIV LLC, all as provided under the DGCL and the DLLCA.

Section 2.02. Effect on Shares and Membership Interests. At the Effective Time,

(a) the SIV LLC Membership Interest shall remain outstanding and unaffected by the Merger.

(b) each then issued and outstanding share, and each share held in the treasury, if any, of the SIVI Stock shall be cancelled, and no payment shall be made with respect thereto.

ARTICLE III.

THE SURVIVING ENTITY

Section 3.01. Limited Liability Company Agreement of Surviving Entity. At the Effective Time, automatically and without further action, the Limited Liability Company Agreement of SIV LLC shall be the Limited Liability Agreement of the Surviving Entity.

Section 3.02. Member of Surviving Entity. From and after the Effective Time, SDS shall continue as the sole member of the Surviving Entity, subject to the provisions of the Limited Liability Agreement of the Surviving Entity.

Section 3.03. Members of the Board of Managers and Officers. The persons who are the members of the Board of Managers and officers of SIV LLC immediately prior to the Effective

Time shall continue as the members of the Board of Managers and officers of the Surviving Entity, in the same capacity or capacities, each of such members of the Board of Managers and officers to serve until his or her resignation or removal or until his or her successor has been duly elected and qualified in accordance with the laws of the State of Delaware and the Limited Liability Company Agreement of the Surviving Entity.

ARTICLE IV.

MISCELLANEOUS

Section 4.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.02. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one agreement.

Section 4.03. Termination. This Agreement may be terminated and the Merger abandoned by the mutual consent of SIVI and SIV LLC at any time prior to the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUNGARD INVESTMENT VENTURES, INC.

By:	/s/ Michael J. Ruane
Michael J. Ruane, President

SUNGARD INVESTMENT VENTURES LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, President

Agreement and Plan of Merger between SunGard Investment Ventures. Inc. and SunGard Investment Ventures LLC

CERTIFICATE OF MERGER

of

SUNGARD INVESTMENT VENTURES, INC.,

a Delaware corporation

with and into

SUNGARD INVESTMENT VENTURES LLC,

a Delaware limited liability company

Pursuant to Title 8, Section 264(c) of the General Corporation Law of the State of Delaware (the “DGCL”) and Title 6, Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), SunGard Investment Ventures LLC, a Delaware limited liability company (the “Surviving LLC”), hereby certifies to the following information relating to the merger of SunGard Investment Ventures, Inc., a Delaware corporation (the “Merging Corporation”), into the Surviving LLC (the “Merger”):

FIRST: The names and states of incorporation, or formation, as applicable, of the Surviving LLC and the Merging Corporation, which are the constituent companies in the Merger (the “Constituent Companies”), are as follows:

Name	State
SunGard Investment Ventures LLC	Delaware
SunGard Investment Ventures, Inc.	Delaware

SECOND: The Agreement and Plan of Merger dated as of August 9, 2005 (the “Merger Agreement”) by and between the Constituent Companies, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Companies in accordance with Title 8, Section 264(c) and Section 103 of the DGCL and the provisions of the DLLCA.

THIRD: The name of the limited liability company surviving the Merger is “SunGard Investment Ventures LLC”.

FOURTH: The Merger shall be effective at 5:00 p.m. EDT on August 9, 2005 in accordance with the DGCL and the DLLCA.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving LLC. The address of the principal place of business of the Surviving LLC is: 1105 N. Market Street, Suite 1412, Wilmington, DE 19801.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving LLC, on request and without cost, to any stockholder or member, as applicable, of the Constituent Companies.

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IN WITNESS WHEREOF, the Surviving LLC has caused this Certificate of Merger to be signed by an authorized person this 9th day of August, 2005.

SUNGARD INVESTMENT VENTURES LLC

By:	/s/ Michael J. Ruane
Michael J. Ruane, President

Signature Page to SunGard Investment Ventures LLC Certificate of Merger